UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	Wednesday, May 16, 2007

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2008; and

3) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 19, 2007.

DATE OF MAILING:	This notice, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about April 9, 2007.

By Order of the Board of Directors

Seth R. Jaffe
Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are summarized in the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting this Proxy Statement and the enclosed proxy card for use at our 2007 Annual Meeting of Shareholders, to be held on Wednesday, May 16, 2007 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. Our Annual Report to Shareholders for the fiscal year ended January 28, 2007, or fiscal 2006, including our financial statements for fiscal 2006, is also enclosed. These proxy materials are first being mailed to shareholders on or about April 9, 2007.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2008; and

3)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

Who may vote?

Only shareholders of record at the close of business on March 19, 2007, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 110,161,426 shares of our common stock outstanding and entitled to vote, and there were 502 shareholders of record, which number does not include shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning the enclosed proxy card in the enclosed envelope before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote electronically by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are summarized below in this Proxy Statement and on your proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm/; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Time on Tuesday, May 15, 2007.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on your proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2008.

How many votes must be present to hold the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or by the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(b) because a broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and eight directors were being elected, you would have 800 votes (100 shares multiplied by eight directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting can only be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

The eight director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. Since directors are elected by a plurality, broker non-votes and abstentions will have no effect on the outcome of the election.

How many votes are needed to approve Proposal 2?

Proposal 2, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 2 if the number of affirmative votes cast for either proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

No. We did not receive notice on or before December 15, 2006 of any shareholder proposals requesting inclusion in our Proxy Statement for the Annual Meeting or of any shareholder proposals to be raised at the Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the Securities and Exchange Commission, or SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Annual Report and Proxy Statement. A shareholder may notify us that the shareholder would like a separate Annual Report and Proxy Statement by phone at 415-421-7900 or at the following mailing address: 3250 Van Ness Avenue, San Francisco, California 94109, Attention: Annual Report Administrator. If we receive such notification that the shareholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. If you wish to update your participation in householding, you may contact your broker or our mailing agent, ADP Investor Communication Services, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $6,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have nine directors. Assuming each director nominee is elected, after the 2007 Annual Meeting, we will have eight directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Adrian T. Dillon, Anthony A. Greener, Michael R. Lynch, Richard T. Robertson and David B. Zenoff meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that they are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and director nominees.

How often did our Board meet in fiscal 2006?

During fiscal 2006, our Board held a total of seven meetings. Each director who was a member of our Board during fiscal 2006, with the exception of Adrian Bellamy and Jeanne Jackson, attended at least 75% of the total Board meetings and the meetings held by all committees of the Board on which such director served. Mr. Bellamy attended five of the seven Board meetings. Ms. Jackson resigned from the Board on October 30, 2006.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are up for election at our Annual Meeting should attend the Annual Meeting. Each incumbent director who was a member of our Board at the time of our 2006 Annual Meeting attended the meeting.

How can shareholders communicate with members of the Board?

Shareholders may send written communications to the Board or to any of the directors at the following address: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee.

How are the directors compensated?

Directors do not presently receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, non-employee directors are awarded equity grants. Specifically, during fiscal 2006, we granted each non-employee director an option to purchase 13,500 shares of our common stock upon the non-employee director’s initial election to our Board. We also granted to each non-employee director on the date of the Annual Meeting an option to purchase 12,500 shares of our common stock (so long as the non-employee director had been serving on our Board for at least three months). We also annually granted to the chairperson of the Audit and Finance Committee an option to purchase 3,000 shares of our common stock and to the chairpersons of the Compensation Committee and the Nominations and Corporate Governance Committee an option to purchase 1,000 shares of our common stock. The exercise price of these options is equal to the closing price of our common stock on the trading day prior to the grant date. These options granted to our non-employee directors and committee chairpersons generally vest one year from the date of grant.

Beginning with the 2007 Annual Meeting, we intend to make the following equity grants to non-employee directors as compensation for their service on our Board or Board committees:

	Stock-Settled Stock Appreciation Rights(1)	Restricted Stock Units
Initial Election to the Board	6,750	2,250
Annual Grant for Board Service(2)	6,250	2,100
Annual Grant to Chairperson of the Audit and Finance Committee	1,500	500
Annual Grant to Chairperson of the Compensation Committee	500	200
Annual Grant to Chairperson of the Nominations and Corporate Governance Committee	500	200

(1)	Exercise price of these stock-settled stock appreciation rights is equal to the closing price of the Company’s common stock on the trading day prior to the grant date.

(2)	Awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the equity awards described above, we reimburse travel expenses related to attending Board, committee or our business meetings and offer discounts on our merchandise to all non-employee directors and their spouses.

The Board has also approved a share ownership policy for non-employee directors. Each non-management director must, within five years of the 2007 Annual Meeting (or within five years of joining the Board for directors elected after this annual meeting), hold a number of shares of company stock equal to at least three times the number of Restricted Stock Units (RSUs) that the director receives annually, excluding any RSUs received for service on a Board committee. The share ownership requirement may be filled by shares held outright by the director (or immediate family member in the household), shares held in trust for the benefit of the director (or immediate family member in the household), or RSUs granted by the company and held by the director.

Non-Employee Director Compensation During Fiscal 2006

The following table shows the compensation paid to our non-employee directors during fiscal 2006:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(9)	Total ($)
Sanjiv Ahuja	—	—	$199,740	(2)	—	—	$2,323	$202,063
Adrian Bellamy	—	—	$215,720	(3)	—	—	$7,784	$223,504
Adrian Dillon	—	—	$205,160	(4)	—	—	$7,677	$212,837
Jeanne Jackson	—	—	$82,924	(5)	—	—	—	$82,924
Michael Lynch	—	—	$235,621	(6)	—	—	$4,316	$239,937
Richard Robertson	—	—	$199,740	(7)	—	—	$1,636	$201,376
David Zenoff	—	—	$303,568	(8)	—	—	$2,797	$306,365

(1)	Based on the compensation cost recognized in fiscal 2006 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards, or SFAS, No. 123R, disregarding forfeiture assumptions. Assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

(2)	Fiscal 2006 expense associated with (i) an option award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 12,500 shares of common stock made on May 18, 2005 at an exercise price of $36.53 per share, with a fair value as of the grant date of $22.21, disregarding forfeiture assumptions.

(3)	Fiscal 2006 expense associated with (i) an option award of 13,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 13,500 shares of common stock made on May 18, 2005 at an exercise price of $36.53 per share, with a fair value as of the grant date of $22.21, disregarding forfeiture assumptions.

(4)	Fiscal 2006 expense associated with (i) an option award of 15,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 13,500 shares of common stock made on April 18, 2005 at an exercise price of $33.66 per share, with a fair value as of the grant date of $20.64, disregarding forfeiture assumptions.

(5)	Fiscal 2006 expense associated with an option award of 12,500 shares of common stock made on May 18, 2005 at an exercise price of $36.53 per share, with a fair value as of the grant date of $22.21, disregarding forfeiture assumptions. Ms. Jackson resigned from the Board on October 30, 2006 and her option award made on May 23, 2006 was canceled.

(6)	Fiscal 2006 expense associated with (i) an option award of 13,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 16,500 shares of common stock made on May 18, 2005 at an exercise price of $36.53 per share, with a fair value as of the grant date of $22.21, disregarding forfeiture assumptions.

(7)	Fiscal 2006 expense associated with (i) an option award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 12,500 shares of common stock made on May 18, 2005 at an exercise price of $36.53 per share, with a fair value as of the grant date of $22.21, disregarding forfeiture assumptions.

(8)	Fiscal 2006 expense associated with (i) an option award of 12,500 shares of common stock made on May 23, 2006 at an exercise price of $39.80 per share, with a fair value as of the grant date of $13.64, disregarding forfeiture assumptions and (ii) an option award of 13,500 shares of common stock made on August 17, 2005 at an exercise price of $41.94 per share, with a fair value as of the grant date of $25.25, disregarding forfeiture assumptions.

(9)	Discount on merchandise.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. The executive sessions are led by the chairperson of the Nominations and Corporate Governance Committee of the Board, an independent director. The chairperson of the Nominations and Corporate Governance Committee is currently Michael R. Lynch.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were any incumbent directors not elected at the 2006 Annual Meeting?

No. All of our incumbent directors were elected at the 2006 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of March 29, 2007, with respect to each director nominee. Each director nominee furnished the biographical information set forth below.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience
W. Howard Lester Age 71	1979	• Chairman and Chief Executive Officer since 2006
		• Chairman, 1986 – 2006
		• Chief Executive Officer, 1979 – 2001

Patrick J. Connolly Age 60	1983	• Executive Vice President, Chief Marketing Officer since 2000
		• Executive Vice President, General Manager, Catalog, 1995 – 2000

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience
Adrian D.P. Bellamy Age 65	1997	• Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee
		• Chairman and Director of The Body Shop International PLC (personal care products) since 2002
		• Chairman and Director of Reckitt Benckiser PLC (household, personal, health and food products) since 2003
		• Director of Gap Inc. (clothing)

Adrian T. Dillon Age 53	2005	• Chairman of the Audit and Finance Committee
		• Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions) since 2001
		• Executive Vice President and Chief Financial and Planning Officer, Eaton Corporation (diversified industrial manufacturing), 1997 – 2001
		• Director of Verigy Ltd. (semiconductor testing)

Nominee	Director Since	Position with the Company and Recent Business Experience
Anthony A. Greener Age 66	2007	• Chairman, Qualifications and Curriculum Authority since 2002
		• Deputy Chairman, British Telecom, 2002 – 2006

Michael R. Lynch Age 55	2000	• Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee
		• Senior Managing Director, GSC Group (investment advisor) since 2006
		• Advisory Board Member, GSC Partners (investment advisor), 2005 – 2006
		• Managing Director, Goldman, Sachs & Co. (investment banking), 1996 – 2005

Richard T. Robertson Age 61	2000	• Member of the Audit and Finance Committee and Compensation Committee
		• Senior Advisor, Warner Bros. Television Group (entertainment) since 2006
		• President, Warner Bros. Domestic Television Distribution (entertainment), 1989 – 2006

David B. Zenoff Age 69	2005	• Member of the Nominations and Corporate Governance Committee • President, David B. Zenoff and Associates, Inc. since 1973 • Director of Depomed, Inc. (biotech)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. These individuals may attend meetings of the Board, but do not vote on Board matters.

Information Regarding Directors Emeriti

The following table sets forth information, as of March 29, 2007, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Position with the Company and Business Experience
Charles E. Williams	2003	• Director, 1973 – 2003
Age 91		• Vice Chairman, 1986 – 2003
		• Founder

James A. McMahan	2003	• Director, 1979 – 2003
Age 84		• Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of March 29, 2007:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2006
Audit and Finance: Adrian T. Dillon, Chairman Michael R. Lynch Richard T. Robertson	• Assists our Board in its oversight of: the integrity of our financial statements; the qualifications, independence and performance of our independent auditor; the performance of our internal audit function; and compliance by us with legal and regulatory requirements; • Prepares the report that the SEC rules require to be included in our annual proxy statement; and • Oversees the financial impact of selected strategic initiatives and reviews selected financing, dividend and stock repurchase policies and plans.	5

Compensation: Adrian D.P. Bellamy, Chairman Richard T. Robertson	• Reviews and determines our executive officers’ compensation; • Reviews and determines our general compensation goals and guidelines for our employees; • Reviews and determines our compensation policy for our non-employee directors; • Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans; and • Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement.	7

Nominations and Corporate Governance: Michael R. Lynch, Chairman Sanjiv Ahuja Adrian D.P. Bellamy David B. Zenoff	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers shareholders’ director nominations; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	6

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

During fiscal 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 3, 2008. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the year ending February 3, 2008, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last twenty-seven years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2006?

Deloitte’s services for fiscal 2006 included:

•

The issuance of an opinion on (i) our annual consolidated financial statements, (ii) management’s assessment of our internal control, (iii) the effectiveness of our internal control and (iv) our 401(k) plan;

•	Review of our quarterly consolidated financial statements;

•	Review of our internal control over financial reporting; and

•	Audit services related to periodic filings made with the SEC.

In fiscal 2006, Deloitte also performed certain audit-related and tax services, and discussed certain matters with our Audit and Finance Committee, in each case as more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm even if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2008.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of March 29, 2007. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester Age 71	*

Laura J. Alber Age 38

•   President since 2006

•   President, Pottery Barn Brands, 2002 – 2006

•   Executive Vice President, Pottery Barn, 2000 – 2002

•   Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail,
1999 – 2000

Patrick J. Connolly Age 60	*

David M. DeMattei Age 50

•   Group President, Williams-Sonoma, Williams-Sonoma Home, West Elm since 2006

•   President, Emerging Brands, 2003 – 2006

•   President, North America Retail and Wholesale Divisions of Coach, Inc. (luxury goods), 1998 – 2003

•   Director of Zumiez, Inc.

Seth R. Jaffe Age 50

•   Senior Vice President, General Counsel and Secretary since 2003

•   Vice President, Deputy General Counsel, 2002 – 2003

•   Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001

•   Chief Counsel, Levi Strauss & Co. (apparel), 1996 – 1999

Sharon L. McCollam Age 44

•   Executive Vice President, Chief Operating and Chief Financial Officer since 2006

•   Executive Vice President, Chief Financial Officer, 2003 – 2006

•   Senior Vice President, Chief Financial Officer, 2000 – 2003

•   Vice President, Finance, 2000

•   Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000

Dean Miller Age 44

•   Executive Vice President, Chief Supply Chain Officer since 2006

•   Senior Vice President, Global Logistics and Sourcing, 2005 – 2006

•   Senior Vice President, Global Logistics, 2001 – 2005

•   Vice President, Retail Distribution, 2000 – 2001

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” within this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2006. These individuals are collectively known as our named executive officers.

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)(3)	Total ($)
W. Howard Lester, Chairman and Chief Executive Officer (PEO)	2006	$975,000	—	—	$264,891	—	$23,094	(4)	$366,400	$1,629,385

Edward A. Mueller, Director and Chief Executive Officer (until 7/14/2006) (PEO)	2006	$450,000	—	—	$3,873,280	—	—		$2,087,873	$6,411,153

Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer (PFO)	2006	$621,212	—	$1,193,509	$718,853	—	—		$60,820	$2,594,394

Laura J. Alber, President	2006	$700,770	—	$1,193,509	$700,867	—	—		$58,803	$2,653,949

Patrick J. Connolly, Director and Executive Vice President, Chief Marketing Officer	2006	$566,538	—	—	$585,971	—	—		$16,431	$1,168,940

David M. DeMattei, Group President, Williams-Sonoma, Williams-Sonoma Home, West Elm	2006	$614,596	—	$1,193,509	$1,056,698	—	—		$59,209	$2,924,012

(1)	Based on the compensation cost recognized in fiscal 2006 for financial statement reporting purposes as determined pursuant to SFAS No. 123R. Assumptions used in the calculation of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

(2)	Based on the compensation cost recognized in fiscal 2006 for financial statement reporting purposes as determined pursuant to SFAS No. 123R, disregarding forfeitures. For more information on our adoption of SFAS No. 123R, please see Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

(3)	Details are provided in the “Other Annual Compensation from Summary Compensation Table” provided below.

(4)	Total income earned in the Executive Deferral Plan during fiscal 2006 as shown in the “Nonqualified Deferred Compensation” table on page 18.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year	Use of Company Aircraft(1)	Life Insurance Premiums(2)	Matching Contribution to the 401(k)(3)	Car Allowance	Executive Medical Supplement	Parking(4)	Other
W. Howard Lester	2006	$346,575	$5,334	$4,500	$6,000	$1,591	$2,400	—
Edward A. Mueller	2006	—	$798	—	$3,000	—	$1,200	$2,082,875	(5)
Sharon L. McCollam	2006	—	$420	$4,500	$6,000	$2,500	$2,400	$45,000	(6)
Laura J. Alber	2006	—	$378	$4,500	$6,000	$525	$2,400	$45,000	(6)
Patrick J. Connolly	2006	—	$1,632	$4,500	$6,000	$1,899	$2,400	—
David M. DeMattei	2006	—	$575	$4,500	$6,000	$734	$2,400	$45,000	(6)

(1)	For personal use of our airplane. The value of personal aircraft usage reported above for fiscal 2006 is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company.

(2)	Premiums paid by us for term life insurance in excess of $50,000.

(3)	Represents the approximate maximum company matching contribution to the 401(k) during fiscal 2006.

(4)	Represents the approximate value of parking provided by the company, based on current estimated market rates.

(5)	Amounts paid in connection with the separation agreement entered into between us and Mr. Mueller on July 9, 2006 including: (i) a termination payment of $1,965,625, (ii) $116,250 in accrued but unused vacation time and floating holidays, and (iii) administrative and clerical support valued at approximately $1,000, based on the amount of time spent on administrative matters for Mr. Mueller.

(6)	Dividend equivalent payments made with respect to outstanding restricted stock unit awards.

Grants of Plan-Based Awards during Fiscal 2006

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2006.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)(3)	Grant Date Fair Value(4)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)(1)	Target($)(1)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
W. Howard Lester	1/12/2007	—	—	$2,925,000	—	—	—	—	400,000	$4,709,000	$34.64
Edward A. Mueller	—	—	—	$2,925,000	—	—	—	—	—	—	—
Sharon L. McCollam	9/12/2006	—	—	$1,560,000	—	—	—	—	40,000	$319,590	$30.34
Laura J. Alber	9/12/2006	—	—	$1,800,000	—	—	—	—	40,000	$319,590	$30.34
Patrick J. Connolly	3/15/2006	—	—	$1,650,000	—	—	—	—	50,000	$560,987	$40.44
David M. DeMattei	9/12/2006	—	—	$1,650,000	—	—	—	—	40,000	$319,590	$30.34

(1)	This reflects the amounts payable under our 2001 Incentive Bonus Plan with respect to fiscal year 2006. This plan is intended to qualify bonus payments as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct certain executive compensation to $1 million per executive per year. In accordance with Internal Revenue Service rules, our 2001 Incentive Bonus Plan payout criteria are specified by our Compensation Committee in the first quarter of each fiscal year. Bonus amounts are not paid until the Compensation Committee certifies that the performance objectives have been achieved. For fiscal year 2006, the performance criteria was based upon achieving a target level of profitability. This target level, because it is based upon profitability, is deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m). When the goal was established by our Compensation Committee, however, it was reasonably attainable based upon our historic and expected levels of profitability. Once the target level of profitability is reached, the maximum amount payable is then available for payment to our executive officers as fully deductible compensation. However, our Compensation Committee is permitted to apply negative discretion in determining the actual amount to be paid to any executive officer. In determining how (or if) to apply such negative discretion, our Compensation Committee measures company performance against the business plan approved by the Board in our first fiscal quarter as well as individual performance.

(2)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the executive’s base salary as of January 30, 2006. No payments related to fiscal 2006 were made to named executive officers pursuant to the 2001 Incentive Bonus Plan.

(3)	Grants of stock-settled stock appreciation rights.

(4)	Generally, the full grant date fair value is the amount that the company would expect to expense on the grant date in its financial statements over the award’s vesting schedule. Assumptions used in the calculations of these amounts are included in Note I to our Consolidated Financial Statements which is included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at January 28, 2007:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
W. Howard Lester	—	400,000	(2)	—	$34.64	1/12/2017
	2,500	10,000	(3)	—	$38.84	5/27/2015
	5,000	7,500	(4)	—	$32.39	6/30/2014
	100,000	—		—	$13.66	3/27/2011
	100,000	—		—	$15.00	4/25/2010
	300,000	—		—	$9.47	3/7/2010
	200,000	—		—	$14.50	3/18/2009
	200,000	—		—	$9.66	3/11/2008
	480,000	—		—	$7.03	3/12/2007

Edward A. Mueller	20,000	80,000	(5)	—	$41.50	7/14/2015
	40,000	60,000	(6)	—	$32.39	6/30/2014
	1,000,000	—		—	$26.00	1/13/2013
	21,000	—		—	$32.80	5/29/2012
	21,000	—		—	$17.94	5/23/2011
	21,000	—		—	$16.34	5/31/2010
	27,000	—		—	$20.25	9/22/2009

Sharon L. McCollam	—	40,000	(7)	—	$30.34	9/12/2016
	10,000	40,000	(8)	—	$38.84	5/27/2015
	20,000	30,000	(9)	—	$32.39	6/30/2014
	51,000	34,000	(10)	—	$21.80	4/1/2013
	30,000	—		—	$13.66	3/27/2011
	138,000	—		—	$9.50	10/9/2010

Laura J. Alber	—	40,000	(11)	—	$30.34	9/12/2016
	12,000	48,000	(12)	—	$38.84	5/27/2015
	20,000	30,000	(13)	—	$32.39	6/30/2014
	18,000	12,000	(14)	—	$21.80	4/1/2013
	296,600	—		—	$13.85	3/19/2011

Patrick J. Connolly	—	50,000	(15)	—	$40.44	3/15/2016
	8,000	32,000	(16)	—	$38.84	5/27/2015
	20,000	30,000	(17)	—	$32.39	6/30/2014
	12,000	8,000	(18)	—	$21.80	4/1/2013
	40,000	—		—	$13.66	3/27/2011
	320,000	—		—	$15.00	4/25/2010
	80,000	—		—	$9.47	3/7/2010
	80,000	—		—	$14.50	3/18/2009
	100,000	—		—	$9.66	9/8/2008
	100,000	—		—	$9.66	3/11/2008
	48,000	—		—	$7.03	3/12/2007

David M. DeMattei	—	40,000	(19)	—	$30.34	9/12/2016
	12,000	48,000	(20)	—	$38.84	5/27/2015
	20,000	30,000	(21)	—	$32.39	6/30/2014
	90,000	60,000	(22)	—	$28.25	6/4/2013

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation right which vests on 9/12/2008.

(3)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 5/27/2007, 5/27/2008, 5/27/2009 and 5/27/2010.

(4)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009.

(5)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 7/14/2007, 7/14/2008, 7/14/2009 and 7/14/2010. However, pursuant to the Separation Agreement described on page 20, vesting of these awards will cease on 5/16/2007.

(6)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009. However, pursuant to the Separation Agreement described on page 20, vesting of these awards will cease on 5/16/2007.

(7)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 9/12/2007, 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(8)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 5/27/2007, 5/27/2008, 5/27/2009 and 5/27/2010.

(9)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009.

(10)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 4/1/2007 and 4/1/2008.

(11)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 9/12/2007, 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(12)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 5/27/2007, 5/27/2008, 5/27/2009 and 5/27/2010.

(13)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009.

(14)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 4/1/2007 and 4/1/2008.

(15)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 3/15/2007, 3/15/2008, 3/15/2009, 3/15/2010 and 3/15/2011.

(16)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 5/27/2007, 5/27/2008, 5/27/2009 and 5/27/2010.

(17)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009.

(18)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 4/1/2007 and 4/1/2008.

(19)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with vesting dates of 9/12/2007, 9/12/2008, 9/12/2009, 9/12/2010 and 9/12/2011.

(20)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 5/27/2007, 5/27/2008, 5/27/2009 and 5/27/2010.

(21)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/30/2007, 6/30/2008 and 6/30/2009.

(22)	Stock options vest at the rate of 20% of the total number of shares subject to the option per year, with vesting dates of 6/4/2007 and 6/4/2008.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(2)
W. Howard Lester	—	—	—	—
Edward A. Mueller	—	—	—	—
Sharon L. McCollam	—	—	150,000	$5,136,000
Laura J. Alber	—	—	150,000	$5,136,000
Patrick J. Connolly	—	—	—	—
David M. DeMattei	—	—	150,000	$5,136,000

(1)	Includes grants of restricted stock units. The restricted stock units vest in two equal annual installments on January 31, 2010 and January 31, 2011, subject to the company achieving certain performance goals. Our named executive officers will receive accelerated vesting of any restricted stock units held by them in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us or our subsidiaries for at least 10 years.

(2)	Based on a stock price of $34.24, the closing price of our common stock on January 26, 2007.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2006:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Howard Lester	120,000	$3,699,000	—	—
Edward A. Mueller	—	—	—	—
Sharon L. McCollam	—	—	—	—
Laura J. Alber	75,000	$2,353,236	—	—
Patrick J. Connolly	32,000	$989,280	—	—
David M. DeMattei	—	—	—	—

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2006.

Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation to our named executive officers during fiscal 2006:

	Executive Contributions in Fiscal 2006 ($)	Registrant Contributions in Fiscal 2006 ($)	Aggregate Earnings in Fiscal 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 28, 2007 ($)
W. Howard Lester(1)	—	—	$23,094	—	$468,291
Edward A. Mueller	—	—	—	—	—
Sharon L. McCollam	—	—	—	—	—
Laura J. Alber	—	—	—	—	—
Patrick J. Connolly	—	—	—	—	—
David M. DeMattei	—	—	—	—	—

(1)

Executive Deferral Plan. Participation in the plan is limited to a group of select management and highly compensated employees. Participants can defer up to 100% of their base salary and/or bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are unfunded reserves on the company’s books. Participant accounts are adjusted for phantom earnings based on the net returns of investment funds chosen from a list by the participant. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier date. A choice of quarterly installments over 5, 10 or 15 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $25,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, effective as of March 19, 2001. She is currently President. The initial term of the agreement expired March 19, 2004 and, per its terms, automatically extends for one-year terms until Ms. Alber’s employment is terminated by her or by us. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for up to one year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health coverage under COBRA for Ms. Alber and her dependents until Ms. Alber either commences new employment or Ms. Alber or her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 28, 2007 if her employment had been terminated in the situations and for the reasons described below.

Compensation and Benefits	For Good Reason		Involuntary Without Cause		Change-in-Control	Death	Disability
Base Salary(1)	$800,000		$800,000		—	Through date of death	$200,000	(2)
Restricted Stock Units(3)	—		—		$5,136,000	$5,136,000	$5,136,000
Health Care Benefits	$22,392	(4)	$22,392	(4)	—	—	—
Other Perquisites	$150,000	(5)	$150,000	(5)	—	—	—

(1)	Based on Ms. Alber’s base salary as of January 28, 2007 of $800,000.

(2)	Payment of 13 weeks of salary.

(3)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $34.24, the closing price of our common stock on January 26, 2007.

(4)	Based on a monthly health insurance premium of $1,244 to be paid by the company for 18 months, which is the period provided under COBRA.

(5)	Value of out-placement services based on current estimate of costs for these services.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002. She is currently Executive Vice President, Chief Operating and Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause” (as defined in the agreement), or if Ms. McCollam terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year and her target bonus for that year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam’s dependents and Ms. McCollam until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of January 28, 2007 if her employment had been terminated in the situations and for the reasons described below.

Compensation and Benefits	For Good Reason		Involuntary Without Cause		Change-in-Control	Death	Disability
Base Salary(1)	$725,000		$725,000		—	Through date of death	$181,250	(2)
Bonus(3)	$1,560,000		$1,560,000		—	—	—
Restricted Stock Units(4)	—		—		$5,136,000	$5,136,000	$5,136,000
Health Care Benefits	$7,704	(5)	$7,704	(5)	—	—	—
Other Perquisites	$150,000	(6)	$150,000	(6)	—	—	—

(1)	Based on Ms. McCollam’s base salary as of January 28, 2007 of $725,000.

(2)	Payment of 13 weeks of salary.

(3)	Maximum bonus payable under the 2001 Incentive Bonus Plan for fiscal 2006. See “Grants of Plan Based Awards” table on page 15.

(4)	Acceleration of vesting of 150,000 restricted stock units. Value is based on a stock price of $34.24, the closing price of our common stock on January 26, 2007.

(5)	Based on a monthly health insurance premium of $428 to be paid by the company for 18 months, which is the period provided under COBRA.

(6)	Value of out-placement services based on current estimate of costs for these services.

Edward A. Mueller

Edward A. Mueller was our Chief Executive Officer until July 14, 2006. We entered into a separation agreement with Mr. Mueller on July 9, 2006 pursuant to which Mr. Mueller departed as of July 14, 2006 and agreed to not seek or accept nomination as a member of the Board of Directors following the expiration of his current term that ends as of our 2007 Annual Meeting. Pursuant to this agreement, Mr. Mueller received the following:

•	Cash payment of $1,965,625, less applicable withholdings;

•	Final salary payment for June 26, 2006 through July 14, 2006 of $56,250;

•	Cash payment of $116,250 for unused vacation and floating holidays through July 14, 2006; and

•	Continuing administrative and clerical support, including use of our email through February 3, 2008.

In addition, Mr. Mueller received acceleration of vesting of 200,000 unvested stock options due to vest on January 13, 2007 and acceleration of vesting of 200,000 unvested stock options due to vest on January 13, 2008. These stock options became fully vested and immediately exercisable on July 14, 2006. All other unvested stock options will cease vesting as of May 16, 2007.

Restricted Stock Unit Grants

Laura Alber, Sharon McCollam and David DeMattei received restricted stock unit grants in fiscal 2005, as specified in the Summary Compensation Table. Each of these executives will receive accelerated vesting of such awards in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us or our subsidiaries for at least 10 years. Based on a stock price of $34.24, the closing price of our common stock on January 26, 2007, each of these awards has an estimated value of $5,136,000.

W. Howard Lester SSAR Award

Mr. Lester was granted a stock-settled stock appreciation right, or SSAR, for 400,000 shares of the company’s common stock on January 12, 2007 in connection with his appointment as Chief Executive Officer. The SSAR will vest on September 12, 2008. If Mr. Lester ceases service due to death or disability or upon a change of control, the award will vest in full.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses:

•	the members and role of our Compensation Committee;

•	our process for determining executive compensation;

•	our executive compensation philosophy and policies; and

•	our fiscal 2006 compensation decisions.

In this “Compensation Discussion and Analysis” section, the terms “we,” “our” and “us” refer to the Compensation Committee of the Board of Directors of the Company.

Who serves on the Compensation Committee?

The Compensation Committee consisted of Adrian D.P. Bellamy, Jeanne P. Jackson and Richard T. Robertson from January 30, 2006 until October 30, 2006. Ms. Jackson resigned from the Compensation Committee on October 30, 2006. From October 31, 2006 until the present, the Compensation Committee consisted of Mr. Bellamy and Mr. Robertson. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2006 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2006?

The Compensation Committee held a total of seven meetings during fiscal 2006. At certain of these meetings, the Chief Executive Officer made recommendations to us with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, the Chief Executive Officer did not participate in the portions of the meetings during which his own compensation was deliberated and established.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. Our role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 15, 2006. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit A. The Compensation Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and review and approve the level of compensation, including base salary, bonus, equity compensation, and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Review, make recommendations to the Board regarding, and approve, as appropriate, compensation for executive officers other than the Chief Executive Officer. Each of the named executive officers is listed in the Summary Compensation Table appearing in this Proxy Statement;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, general compensation goals and guidelines for the company’s employees;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for the non-employee directors of the company; and

•	Administer, within the authority delegated by the Board, the company’s incentive compensation and equity-based plans.

Does the Compensation Committee delegate any of its authority?

We do not delegate any of our authority with respect to executive officers and non-employee directors of the company. However, we have appointed an Equity Award Committee to which we have delegated the ability to grant awards under the company’s 2001 Long-Term Incentive Plan to those employees who are not executive officers. The Equity Award Committee consists of two of the company’s directors, W. Howard Lester and Patrick J. Connolly. The Equity Award Committee has the discretion to make awards annually of up to 20,000 shares to any individual and an aggregate of 400,000 shares of the company’s common stock to all individuals. We receive reports of grants made by the Equity Awards Committee at our regularly scheduled meetings.

What is management’s role in the compensation setting process?

Although we do not delegate any of our authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process. In particular, management assists us with the following:

•	Evaluating individual employee performance;

•	Establishing appropriate business performance targets and objectives; and

•	Recommending salary and cash bonus levels and equity awards.

Management prepares meeting information for each Compensation Committee meeting and works with our Committee Chairperson to establish meeting agendas. We receive these materials at least several days in advance of each meeting. We generally meet in executive session at the end of each meeting. We consider, but are not bound to and do not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at our request to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

Does the Compensation Committee have outside advisors?

The Compensation Committee charter grants us the sole authority to hire and fire our own outside advisors and compensation consultants. Although the company pays their compensation, these advisors report directly to us. We have engaged Frederic W. Cook & Co., Inc., or Frederic W. Cook, as an independent executive compensation consulting firm to assist us in discharging our responsibilities from time to time. During fiscal 2006, Frederic W. Cook provided us with market data related to executive and director compensation and provided advice related to our former CEO’s departure from the company. Frederic W. Cook also provides certain services to management, primarily related to providing market data.

What is the Compensation Committee’s philosophy of executive compensation?

We believe that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, we believe that executive officers and other key employees should have a significant stake in the company’s stock performance and that compensation programs should link executive compensation to shareholder value. For this reason, we strive to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns. One of the ways we have sought to accomplish this is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. We believe that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Rather, we review and determine the appropriate level and mix of compensation on an on-going basis.

What are the components of executive compensation?

We consider three major elements in our executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

We believe that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the company’s objective of creating value for its shareholders. Each of the three major elements in our executive compensation program is discussed in detail below, but in general this means:

•	Base salaries are competitive compared with comparable public retail companies relative to similar positions;

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Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving a better compensation package while poorer performers receive less. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

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Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners in the company and to reward executives and other key employees for maximizing long-term shareholder value.

Our named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits. We consider these perquisites, in addition to the major elements of compensation, in determining if total compensation is reasonable and not excessive.

Do we compare the company’s compensation practices to those of other companies?

Yes. We believe that the compensation practices of many different companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year. Specifically, we strive to ensure that the company’s compensation programs and executive compensation are competitive, taking into account pay practices at other companies considered by us to be comparable each year, based on industry, revenues and other factors. We refer to these companies collectively as “comparable companies.” For fiscal 2006, the comparable companies included the following 21 retail companies: Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor, Barnes & Noble, Bed Bath & Beyond, Borders Group, Cost Plus, Ethan Allen Interiors, Gap, Limited Brands, Linens-n-Things, Men’s Wearhouse, Michaels Stores, Nordstrom, Office Depot, Pier 1 Imports, PetSmart, Ross Stores, Starbucks, Talbots and Tiffany & Co. The following table, which is based on publicly available information as of June 30, 2006 as provided to us by Frederic W. Cook, provides a financial overview of the comparable companies:

	Net Revenue (millions)	Net Income (millions)	Market Capitalization (millions) (as of 6/30/2006)
75th Percentile	$6,241	$400	$9,447
Mean	$5,009	$293	$6,141
Median	$3,778	$214	$4,326
25th Percentile	$2,068	$99	$1,515

We rely on executive compensation benchmarking surveys and proxy data that provided summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives. We believe that among the comparable companies, survey data in these areas provide a reliable indicator of the primary components of total compensation. In addition, our independent executive compensation consultant, Frederic W. Cook provides us with information on the competitiveness of the company’s compensation programs. We met during the year to review, discuss and analyze the data.

How are base salaries determined?

We review and set the company’s executive officers’ base salaries, including those of the named executive officers, on an annual basis. This review occurred in March 2006 to confirm appropriate base salaries for fiscal 2006. We believe that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives. Accordingly, base pay and annual increases are determined through an analysis of each individual’s salary and total target compensation relative to salaries for similar positions at comparable companies and, to a lesser extent, through a subjective analysis of each individual’s experience and past and anticipated contributions to the company’s success. In determining compensation, we also consider overall company performance. For fiscal 2006, the company’s executive officers’ base salaries fell generally within the third quartile (i.e., 50th to 75th percentile) of similarly situated executive officers at comparable companies.

In addition to an annual review of base salaries, we also evaluate base salaries on an on-going basis to reflect promotions or changes in responsibility. The following base salary adjustments were made in fiscal 2006 to reflect promotions and the increased responsibilities of certain named executive officers:

	Date of Salary Adjustment	Previous Base Salary	Adjusted Base Salary
Ms. Alber	August 15, 2006	$625,000	$800,000
Mr. DeMattei	August 15, 2006	$570,000	$675,000
Ms. McCollam	August 15, 2006	$540,000	$725,000

How are annual incentives determined?

The company promotes outstanding performance by rewarding executive officers for achieving specific performance objectives with an annual cash bonus paid through the company’s 2001 Incentive Bonus Plan or, in some cases, through discretionary bonuses granted outside of the plan. The company pays bonuses under the plan only when the company meets or exceeds a specific corporate earnings objective as established by us in the first quarter of each fiscal year. Bonuses to executive officers, whether granted within or outside of the 2001 Incentive Bonus Plan, are based on the company’s performance and on each executive officer’s individual performance. If the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to lesser or no reduction.

This plan is intended to qualify bonus payments as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct certain executive compensation to $1 million per executive per year. In accordance with Internal Revenue Service rules, our 2001 Incentive Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. Bonus amounts are not paid until we certify that the performance objectives have been achieved.

In March 2006, we established a fiscal 2006 target annual incentive amount under the 2001 Incentive Bonus Plan (the “target bonus”) for all of the company’s executive officers, including the Chief Executive Officer. The target bonuses for the named executive officers were above the 50th percentile of annual incentive bonus targets of similarly situated executive officers at comparable companies. Base salaries and bonus targets together place the annual cash compensation for our named executive officers above the 50th percentile of similarly situated executive officers at comparable companies.

What are the criteria considered in awarding annual incentives?

Under the 2001 Incentive Bonus Plan, key performance criteria for evaluating executive officers include business and financial objectives, and people and organizational goals, as well as other relevant factors as determined by us with input from the company’s senior management. These criteria change from year to year. For fiscal 2006, we determined that no portion of the total target bonus amount under the 2001 Incentive Bonus Plan would be payable unless a prescribed company goal relating to company profitability (the “Company Objective”) was achieved. No amount is payable under the 2001 Incentive Bonus Plan unless we previously certify that the Company Objective has been achieved.

This target level, because it is based upon profitability, is deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m). When the goal was established, however, it was reasonably attainable based upon the company’s historic and expected levels of profitability. Once the target level of profitability is reached, the maximum amount payable is then available for payment to executive officers as fully deductible compensation. However, we are permitted to apply negative discretion in determining the actual amount to be paid to any executive officer. In determining how (or if) to apply such negative discretion, we measure company performance against the business plan approved by the Board in the first fiscal quarter as well as individual performance.

In the first quarter of each fiscal year, we review a performance report that summarizes whether, and to what extent, the key performance criteria were attained for the prior fiscal year. The performance report also discusses any other significant but unforeseen factors that may have positively or negatively affected the company’s performance.

We verify the company’s actual earnings for each performance period, review management’s recommendation for the resulting aggregate bonus awards and approve an aggregate award amount. We also review and approve the individual bonuses payable to each of the company’s executive officers. The company’s Chief Executive Officer approves the bonuses for all other eligible employees below the executive officer level. We decide the bonus amount for the Chief Executive Officer in an executive session.

Based on the company’s performance in fiscal 2006 and certain brand-specific metrics, no annual incentive bonuses were paid to the named executive officers for fiscal 2006.

How is long-term incentive compensation determined?

The third primary component of the company’s executive compensation program consists of equity compensation awards. We continue to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term. Prior to fiscal 2006, we granted stock options to our executive officers. During fiscal 2006, we decided to begin granting SSARs since they are accounted for identically to options but result in less dilution, both within the 2001 Long-Term Incentive Plan and with respect to the company’s outstanding shares. We granted SSARs to each of the named executive officers in fiscal 2006 as shown in the “Grants of Plan-Based Awards during Fiscal 2006” table on page 15. Our equity awards to executive officers are designed to be competitive with those offered by comparable companies for an executive’s job level, to reflect the company’s assessment of the executive’s ongoing contributions to the company, to create an incentive for executives to remain with the company, and/or to provide a long-term incentive to help the company achieve its financial and strategic objectives. Annual equity compensation awards to our executive officers fall generally within the third quartile of equity awards to similarly situated executive officers at comparable companies.

In determining the type and number of equity awards granted to an individual executive, we considered such factors as:

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions; and

•	Additional factors, including succession planning and retention of the company’s high potential executives.

In addition to SSARs, we have also made grants of restricted stock units to certain key executives. The grants of restricted stock units were designed to act as long-term, performance based, retention tools for key executive officers. Our grants of restricted stock units to executive officers will vest only if the company achieves certain earnings goals. Half of the award vests based on achievement of earnings goals over a four-year period, and the remainder vests based on achievement of earnings goals over a five-year period. The following named executive officers held restricted stock units as of January 28, 2007:

	RSUs Outstanding	Grant Date
Ms. Alber	150,000	January 6, 2006
Mr. DeMattei	150,000	January 6, 2006
Ms. McCollam	150,000	January 6, 2006

Although we typically make equity grants to executive officers during the first quarter of our fiscal year as part of our annual evaluation process, we also grant or approve special additional equity awards from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors. Ms. Alber, Mr. DeMattei and Ms. McCollam were not awarded additional equity awards during our first quarter review of compensation, because each had recently been granted restricted stock units as described above. However, each of these named executive officers was promoted during fiscal 2006, and we approved the following equity awards at a scheduled Compensation Committee meeting in connection with these promotions:

	Date of Award	Type of award	Number of Shares Covered by the Award
Ms. Alber	9/12/2006	SSAR	40,000
Mr. DeMattei	9/12/2006	SSAR	40,000
Ms. McCollam	9/12/2006	SSAR	40,000

Under the company’s existing equity compensation plans, the exercise price of any stock option or SSAR may not be less than 100% of the fair market value of the stock (based on the price of the company’s common stock on the date of the award). Equity awards granted pursuant to the company’s equity compensation plans generally vest in five equal annual installments. It is the company’s policy not to reprice stock options or SSARs in the event that the fair market value of the common stock falls below the exercise price of the stock options or SSARs and not to engage in any exchange program relating to stock options or SSARs without obtaining prior shareholder approval. Our 2001 Long-Term Incentive Plan prohibits such repricings or exchanges unless our shareholders approve them in advance. We will only make future awards under our 2001 Long-Term Incentive Plan.

When are equity awards made to executive officers?

Equity awards to executive officers are only made at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards is generally the date of the approval of the award, and the exercise price is always the closing price of the company’s common stock on the trading day prior to the grant date. If a Compensation Committee meeting is scheduled for a date during a company trading blackout period, the grant date of an equity award may be set for a date after the trading blackout period has ended. As with all awards, the exercise price of these awards is the closing price of the company’s common stock on the trading day prior to the grant date. In general, equity awards to executives are made during our March meeting in which we review company performance over the past fiscal year and determine base salaries and bonuses for all executives. We also make equity awards at other times during the year in connection with promotions, assumption of additional responsibilities and other factors. We do not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company.

Does the company have a stock ownership policy for its executive officers?

We do not currently have a stock ownership policy for our executive officers, but all of our named executive officers own shares of the company’s common stock or vested, but unexercised, equity awards.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination.

How is the Chief Executive Officer compensated?

Edward A. Mueller was our Chief Executive Officer until July 14, 2006. The company entered into a separation agreement with Mr. Mueller on July 9, 2006 pursuant to which Mr. Mueller departed the company as of July 14, 2006 and agreed to not seek or accept nomination as a member of the Board of Directors following the expiration of his current term that ends as of the company’s 2007 Annual Meeting to be held on May 16, 2007. Pursuant to this agreement, Mr. Mueller received the following:

•	Cash payment of $1,965,625, less applicable withholdings;

•	Final salary payment for June 26, 2006 through July 14, 2006 of $56,250;

•	Cash payment of $116,250 for unused vacation and floating holidays through July 14, 2006; and

•	Continuing administrative and clerical support, including use of company email through February 3, 2008.

In addition, Mr. Mueller received acceleration of vesting of 200,000 unvested stock options due to vest on January 13, 2007 and acceleration of vesting of 200,000 unvested stock options due to vest on January 13, 2008. These stock options became fully vested and immediately exercisable on July 14, 2006. All other unvested stock options will cease vesting as of May 16, 2007.

W. Howard Lester became Chief Executive Officer and Chairman of the Board upon Mr. Mueller’s departure. We determined Mr. Lester’s compensation package based in part on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Achieving parity with initial hiring grants to the company’s prior two chief executive officers;

•	Company performance; and

•	Our general compensation philosophy as described above.

Mr. Lester’s compensation package for fiscal 2006 included a base salary of $975,000 and no annual bonus. Mr. Lester’s base salary fell within the third quartile of base salaries paid to chief executive officers at comparable companies.

Mr. Lester was also granted a SSAR for 400,000 shares of the company’s common stock on January 12, 2007 in connection with his promotion to Chief Executive Officer. The SSAR will vest on September 12, 2008. If Mr. Lester ceases service due to death or disability or upon a change of control, the award will vest in full.

Mr. Lester also makes personal use of our company aircraft as described in the “Other Annual Compensation from Summary Compensation Table” on page 14. Mr. Lester received no other additional material compensation or benefits not provided to all executives.

Are there any other compensation considerations?

The company believes its benefit programs generally should be comparable for all employees. However, we recommend additional benefits for certain individuals from time to time if we determine that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do our executive officers have change of control arrangements?

Our named executive officers who received restricted stock unit grants in fiscal 2005, as described above, will receive accelerated vesting of such awards in the event of a change of control. In addition, Mr. Lester will receive accelerated vesting of the SSAR grant of 400,000 shares as described above. Ms. Alber and Ms. McCollam are provided with certain change of control arrangements as described starting on page 19. Otherwise, our executive officers do not have arrangements that provide them with specific benefits upon or following a change of control. None of our executive officers is guaranteed any type of golden parachute excise tax gross-up. Our equity compensation plans do not provide for automatic vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable and not excessive.

Do our executive officers have severance protection?

As noted in the “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” section, if either Laura J. Alber, our President, or Sharon L. McCollam, our Executive Vice President, Chief Operating and Chief Financial Officer, is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to severance benefits.

Also, our named executive officers who received restricted stock unit grants in fiscal 2005 will have such awards vest in full upon a termination due to their death, permanent disability or retirement after attaining age 55 and working with us or our subsidiaries for at least 10 years.

Finally, as described above, if Mr. Lester ceases service due to death or disability or upon a change of control, the SSAR award granted to him on January 12, 2007 will vest in full.

Otherwise, our named executive officers do not have arrangements that provide them with specific benefits upon their termination. We have considered the total potential cost of the severance benefits to our executive officers and determined them to be reasonable and not excessive.

Have we changed our equity compensation practices in light of the new equity compensation accounting rules?

Commencing with our 2006 fiscal year, the company is required to account for equity compensation awards under SFAS 123R. Under FAS 123R, the company is required to record compensation expense in connection with equity awards to associates and members of the Board. We actively consider the potential impact of the changes in the financial accounting treatment of equity compensation arrangements on the company’s reported earnings.

Do we provide perquisites to our executive officers?

The company provides executive officers with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and consistent with our overall compensation program and enable the company to attract and retain superior employees for key positions. The Company provides certain perquisites to its executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) Plan, a $500 monthly car allowance and an annual executive medical supplement of up to

$2,500. Some of these perquisites are also provided to other employees. In addition, Mr. Lester occasionally makes personal use of the company aircraft. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation Table” on page 14.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as shareholder approval, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. The company believes that awards granted under the company’s equity incentive plans can be excluded from the $1,000,000 limit. We believe that bonuses awarded under the 2001 Incentive Bonus Plan are excluded from calculating the limit. While we cannot predict how the deductibility limit may impact the company’s compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance.

COMMITTEE REPORTS

The following reports by our Compensation Committee, Nominations and Corporate Governance Committee and Audit and Finance Committee covering fiscal 2006 shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The reports shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for fiscal 2006.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Sanjiv Ahuja, Adrian D.P. Bellamy and David B. Zenoff during fiscal 2006. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on March 15, 2006. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit B. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

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Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no less than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What is the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

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We review the qualifications of any candidates who have been properly recommended by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

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In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, diversity, financial expertise, industry experience, range of experience, other commitments and the like. We evaluate such factors, among others, and do not assign any particular weight or priority to any of these factors. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

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In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we select, or recommend that the Board select, the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2006?

The Nominations and Corporate Governance Committee held a total of six meetings during fiscal 2006, and we took the following actions, among other things:

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Reviewed and discussed with company management applicable changes in corporate governance requirements under federal and state securities laws and the NYSE listing standards, as well as the company’s compliance with such requirements;

•	Evaluated potential candidates to serve as new independent members of the company’s Board;

•	Evaluated the composition of and recommended assignments for the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in this Proxy Statement; and

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, Michael R. Lynch, Sanjiv Ahuja, Adrian D.P. Bellamy and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Adrian T. Dillon, Jeanne P. Jackson and Michael R. Lynch from January 30, 2006 to October 30, 2006. Ms. Jackson resigned from the Audit and Finance Committee on October 30, 2006, and Richard T. Robertson was appointed to the Audit and Finance Committee on November 15, 2006. Mr. Dillon qualifies as a “financial expert” under the SEC rules and served as Chairman of the Audit and Finance Committee during fiscal 2006. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on March 15, 2006. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

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Assist the Board in its oversight of the integrity of the company’s financial statements; the qualifications, independence and performance of the company’s independent auditor; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases and other company financial information;

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Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2006?

The Audit and Finance Committee held a total of five meetings during fiscal 2006, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2006 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management and Deloitte;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company and management based on the following: (i) our confirmation that no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role; and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), as modified and supplemented.

What other matters did we discuss with Deloitte?

During fiscal 2006, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements, including accounting for stock-based compensation; and

•

Matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as modified and supplemented, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. A written engagement letter, including a description of the permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

Did we review the fees billed by Deloitte for fiscal 2006?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2006, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2006?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2006, and we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2006 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Michael R. Lynch and Richard T. Robertson, prepared this report.

AUDIT AND RELATED FEES

During fiscal 2006 and 2005, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,235,500 for fiscal 2006 and $1,107,000 for fiscal 2005 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed, consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the attestation of management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $26,100 for fiscal 2006 and $22,800 for fiscal 2005 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; (ii) consultation on various accounting matters; (iii) consultation on our internal control; and (iv) assistance with our readiness under Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Deloitte billed a total of $34,960 for fiscal 2006 and $141,225 for fiscal 2005 for tax services. Tax services included: (i) $34,960 for fiscal 2006 and $24,000 for fiscal 2005 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; (ii) $0 for fiscal 2006 and $100,375 for fiscal 2005 for tax consulting services; and (iii) $0 for fiscal 2006 and $16,850 for fiscal 2005 for tax software license fees.

All Other Fees

Deloitte billed $0 for fiscal 2006 and fiscal 2005 for all other services.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Operating and Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Each is also available in print to any shareholder who requests it. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 22, 2006. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 29, 2006 were submitted to the SEC on April 7, 2006 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, our Chairman of the Board of Directors and Chief Executive Officer and James A. McMahan, a Director Emeritus, both of whom are significant shareholders. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 industrial development bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of January 28, 2007, $1,418,000 was outstanding under the Partnership 1 industrial development bonds.

During fiscal 2006, we made annual rental payments of approximately $618,000, plus interest on the bonds calculated at a variable rate determined monthly (4.0% in January 2007), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2007, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of January 28, 2007, $12,893,000 was outstanding under the Partnership 2 industrial development bonds.

During fiscal 2006, we made annual rental payments of approximately $2,585,000, plus applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2007, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

The two partnerships described above qualify as variable interest entities under FIN 46R, “Consolidation of Variable Interest Entities,” due to their related party relationship and our obligation to renew the leases until the bonds are fully repaid. Accordingly, the two related party variable interest entity partnerships from which we lease our Memphis-based distribution facilities are consolidated by us. As of January 28, 2007, the consolidation resulted in increases to our consolidated balance sheet of $17,620,000 in assets (primarily buildings), $14,312,000 in debt, and $3,308,000 in other long-term liabilities. Consolidation of these partnerships does not have an impact on our net income.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. We believe that during fiscal 2006, our directors, officers and more than 10% shareholders complied with all Section 16(a) filing requirements based on their filings with the SEC and information provided to us by them.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 19, 2007, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% holders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 19, 2007.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Options	Percent of Class(1)
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	—	15,564,800	(2)	—	14.13%
FMR Corp. 82 Devonshire Street Boston, MA 02109	—	12,541,570	(3)	—	11.38
James A. McMahan 2237 Colby Avenue Los Angeles, CA 90064	Director Emeritus	11,040,565	(4)	42,000	10.06
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	—	8,735,986	(5)	—	7.93
W. Howard Lester	Chairman and CEO	7,230,306	(6)	907,500	7.33
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	858,291	(7)	774,000	1.47
Edward A. Mueller	Director	—		1,150,000	1.03
Laura J. Alber	President	8,877	(8)	352,600	*
Sharon L. McCollam	Executive Vice President, Chief Operating and Chief Financial Officer	4,101	(9)	266,000	*
David M. DeMattei	Group President, Williams-Sonoma, Williams-Sonoma Home, West Elm	1,083	(10)	122,000	*
Adrian D.P. Bellamy	Director	20,568		169,500	*
Michael R. Lynch	Director	—		110,500	*
Richard T. Robertson	Director	4,400	(11)	104,500	*
Sanjiv Ahuja	Director	—		38,500	*
Adrian T. Dillon	Director	5,000		13,500	*
Anthony A. Greener	Director Nominee	—		—	*
David B. Zenoff	Director	7,900		13,500	*
All current executive officers and directors as a group (15 persons)	—	8,140,762	(12)	4,149,740	10.75

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 19, 2007 by the named individual or entity into shares of our common stock. Based on 110,161,426 shares outstanding as of March 19, 2007.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G jointly filed by each of Capital Research and Management Company and AMCAP Fund, Inc. with the Securities and Exchange Commission on February 9, 2007. Capital Research and Management Company has sole voting power over 10,959,800 shares of our common stock and sole dispositive power over 15,564,800 shares of our common stock. AMCAP Fund, Inc., which is advised by Capital Research and Management Company, is the beneficial owner of 6,000,000 shares of our common stock (included in the aggregate 15,564,800 shares identified above).

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of FMR Corp., filed with the Securities and Exchange Commission on February 12, 2007. FMR Corp. has sole voting power over 237,770 shares of our common stock. In addition, FMR Corp. is a parent holding company as defined under Rule 13d-1(b)(ii)(G) of the Securities and Exchange Act of 1934, as amended, and accordingly is deemed the beneficial owner with sole dispositive power over 12,541,570 shares of our common stock beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR Corp., has sole dispositive power over 12,541,570 shares of our common stock, and members of the Johnson family, directly or through trusts, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G filed by James A. McMahan filed with the Securities and Exchange Commission on February 7, 2007.

(5)	The information above and in this footnote is based on information taken from the Schedule 13G of Goldman Sachs Asset Management, L.P., filed with the Securities and Exchange Commission on February 8, 2007. Goldman Sachs Asset Management, L.P. has sole voting power over 7,599,099 shares of our common stock and sole dispositive power over 8,735,986 shares of our common stock.

(6)	Mr. Lester owns $2,861 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 81 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007.

(7)	Mr. Connolly owns $958,769 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 27,161 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007.

(8)	Ms. Alber owns $242,754 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 6,877 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007.

(9)	Ms. McCollam owns $130,665 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 3,701 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007.

(10)	Mr. DeMattei owns $38,246 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 1,084 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007.

(11)	Includes 4,400 shares owned by Mr. Robertson’s wife.

(12)	The directors and officers as a group own $1,381,605 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 19, 2007. The number of shares listed above includes 39,139 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $35.30, the closing price of Williams-Sonoma, Inc. common stock on March 19, 2007. Of the 39,139 shares, 143 are unvested and will fully vest by June 4, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 28, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	11,065,037	$23.65	6,746,298
Equity compensation plans not approved by security holders(2)	790,102	$22.18	—
Total	11,855,139	$23.55	6,746,298

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes 850,000 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	This reflects our 2000 Nonqualified Stock Option Plan.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan or the 1993 Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2008 Annual Meeting?

To be included in our Proxy Statement for the 2008 Annual Meeting, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 12, 2007.

How can shareholders submit proposals to be raised at the 2008 Annual Meeting that will not be included in our Proxy Statement for the 2008 Annual Meeting?

To be raised at the 2008 Annual Meeting, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about April 9, 2007, shareholder proposals must be received by our Secretary at our principal executive offices between January 25, 2008 and February 24, 2008, in order to be raised at our 2008 Annual Meeting.

What if the date of the 2008 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2008 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2008 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2008 Annual Meeting must be delivered not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us.

What if the number of directors to be elected to our Board is increased?

In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the anniversary date of this year’s Annual Meeting, or March 22, 2008, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2008 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

PERFORMANCE GRAPH

This graph compares the cumulative total shareholder return for our common stock with those for the CRSP Index for the NYSE and the CRSP Index for the NASDAQ Retail Trade Stocks, our peer group index. Our peer group includes over 150 companies. The cumulative total return listed below assumed an initial investment of $100 and reinvestment of dividends. The graph shows historical stock price performance, including reinvestment of dividends, and is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns of Williams-Sonoma, Inc.

CRSP* Index for the NYSE (U.S. Companies) and

CRSP Index for NASDAQ Retail Trade Stocks

■	Williams-Sonoma, Inc
«	NYSE (U.S. Companies)
NASDAQ Retail Trade Stocks

	2/01/02	1/31/03	1/30/04	1/28/05	1/27/06	1/26/07
Williams-Sonoma, Inc.	100.0	105.7	143.4	154.2	181.4	154.6
NYSE Stock Market	100.0	81.4	109.0	117.6	133.9	153.5
NASDAQ Retail Trade	100.0	81.3	119.2	142.8	154.8	165.8

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are re-weighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all Series was set to $100.00 on 2/1/02.

*	Center for Research in Security Prices, University of Chicago Graduate School of Business.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements for fiscal 2006 as filed with the SEC, is available at our website at www.williams-sonomainc.com and upon written request and without charge to any shareholder by writing to: Annual Report Administrator, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 9, 2007

EXHIBIT A

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer, other executive officers, and directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (the “ASIP”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the ASIP as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Approving and authorizing amendments to the ASIP, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

EXHIBIT B

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

•

Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•	Conduct an annual performance evaluation of the Committee.

B-1

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

B-2

EXHIBIT C

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the Company and review selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Discuss with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Discuss with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the financial impact on the Company of selected strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, develop and recommend dividend policies and recommend to the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, develop, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of selected financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 16, 2007

9:00 a.m. (PDT)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 19, 2007, at the 2007 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 16, 2007, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors and “FOR” Proposal 2.

(Please date and sign on reverse side.)

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on May 15, 2007.

•	Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/wsm/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on May 15, 2007.

•

Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Williams-Sonoma, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors and “FOR” Item 2.

1.	Election of Directors	01 W. Howard Lester	04 Adrian T. Dillon	07 Richard T. Robertson

		02 Adrian D.P. Bellamy	05 Anthony A. Greener	08 David B. Zenoff	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
		03 Patrick J. Connolly	06 Michael R. Lynch

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2008.	☐ For ☐ Against ☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS AND “FOR” PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2006 fiscal year furnished herewith.

Date________________________________________________________________, 2007

Signature(s) in Box
Please sign exactly as your name(s) appears on this Proxy and return it in the enclosed envelope.